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                             PLAN OF REORGANIZATION


       THIS PLAN OF REORGANIZATION (the "Plan") is made as of this 11[th] day of February, 2014, by MFS Series Trust XII, a Massachusetts business trust with its principal place of business at 111 Huntington Avenue, Boston, Massachusetts 02199 (the "Trust"), on behalf of MFS Lifetime 2010 Fund (the "Acquired Fund") and MFS Lifetime Retirement Income Fund (the "Surviving Fund"), each a segregated portfolio of assets ("series") thereof. Each of the Acquired Fund and the Surviving Fund are also referred to herein as a "Fund" and, together, as the "Funds."


This Plan is intended to be and is adopted as a plan of reorganization within the meaning of the regulations under Section 368(a) (the "Regulations") of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of (1) the transfer of the Assets (as defined herein) of the Acquired Fund to the Surviving Fund in exchange solely for the assumption by the Surviving Fund of the Liabilities (as defined herein) of the Acquired Fund and the issuance to the Acquired Fund of shares of beneficial interest, no par value ("shares"), in the Surviving Fund (the "Reorganization Shares"), (2) the distribution of the Reorganization Shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided herein and
(3) the termination of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Plan (collectively, the "Reorganization").


All representations, warranties, covenants and obligations of the Surviving Fund and the Acquired Fund contained herein shall be deemed to be representations, warranties, covenants and obligations of the Trust, acting on behalf of the Acquired Fund and the Surviving Fund, respectively, and all rights and benefits created hereunder in favor of the Surviving Fund and the Acquired Fund shall inure to, and shall be enforceable by, the Trust, acting on behalf of the Acquired Fund and the Surviving Fund, respectively.


The Acquired Fund's shares are divided into eight classes, designated Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 shares (the "Class A Acquired Fund Shares," the "Class B Acquired Fund Shares," the "Class C Acquired Fund Shares," the "Class I Acquired Fund Shares," the "Class R1 Acquired Fund Shares," the "Class R2 Acquired Fund Shares," the "Class R3 Acquired Fund Shares," and the "Class R4 Acquired Fund Shares," respectively, and together, the "Acquired Fund Shares"). The Surviving Fund's shares are divided into eight classes (the "Surviving Fund Shares"), designated Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 shares (the "Class A Reorganization Shares," the "Class B Reorganization Shares," the "Class C Reorganization Shares," the "Class I Reorganization Shares," the "Class R1 Reorganization Shares," the "Class R2 Reorganization Shares," the "Class R3 Reorganization Shares," and the "Class R4 Reorganization Shares," respectively), which are all involved in the Reorganization and thus included in the term "Reorganization Shares." Each class of Acquired Fund Shares is substantially similar to the corresponding class of Reorganization Shares, i.e., the Acquired Fund's Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 shares correspond to the Surviving Fund's Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 shares, respectively.


In consideration of the premises of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:


1.  THE REORGANIZATION


1.1 The Acquired Fund will transfer to the Surviving Fund all of its assets (consisting of, without limitation, portfolio securities and instruments, dividend and interest receivables, claims and rights of action, cash and other assets) as set forth in a statement of assets and liabilities as of the Valuation Time (as defined in paragraph 2.1 hereof) prepared in accordance with generally accepted accounting principles consistently applied, certified by the Acquired Fund's Treasurer, Deputy Treasurer or Assistant Treasurer and delivered by the Acquired Fund to the Surviving Fund pursuant to paragraph 5.5 hereof (the "Statement of Assets and Liabilities") (collectively, the "Assets"), free and clear of all liens and encumbrances, except as otherwise provided herein, in exchange solely for (a) the assumption by the Surviving Fund of all of the liabilities of the Acquired Fund as set forth in the Statement of Assets and Liabilities (collectively, the "Liabilities") and (b) the issuance and delivery by the Surviving Fund to the Acquired Fund, for distribution in accordance with paragraph 1.3 hereof pro rata to the Acquired Fund shareholders of record determined as of the Valuation Time (the "Acquired Fund Shareholders"), of the number of full and fractional (rounded to the third decimal place) Reorganization Shares determined as provided in paragraph 2.2 hereof. Such transactions shall take place at the closing provided for in paragraph 3.1 hereof (the "Closing").


1.2 The Acquired Fund has provided the Surviving Fund with a list of the current securities holdings and other assets of the Acquired Fund as of the date of execution of this Plan. The Acquired Fund reserves the right to sell any of these securities or other assets prior to the Closing in the ordinary course of business.


1.3 On or as soon after the closing date established in paragraph 3.1 hereof (the "Closing Date") as is conveniently practicable (the "Liquidation Date"), the Acquired Fund will distribute the Reorganization Shares it received pursuant to paragraph 1.1 hereof pro rata to the Acquired Fund Shareholders in actual or constructive exchange for their Acquired Fund Shares in complete liquidation of the Acquired Fund. Such distribution will be accomplished by the transfer of the Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 Reorganization Shares then credited to the account of the Acquired Fund on the books of the Surviving Fund to open accounts on the share records of the Surviving Fund in the names of the Acquired Fund Shareholders and representing the respective pro rata number of full and fractional (rounded to the third decimal place) Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 Reorganization Shares due such shareholders, by class (i.e., the account for each Acquired Fund Shareholder of Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 Acquired Fund Shares shall be credited with the respective pro rata number of Class A, Class B, Class C, Class I, Class R1, Class R2, Class R3, and Class R4 (as applicable) Reorganization Shares due that shareholder). The Surviving Fund will not issue share certificates representing the Reorganization Shares in connection with such distribution, except in connection with pledges and assignments and in certain other limited circumstances.


1.4 The Acquired Fund shall use reasonable efforts to ensure that Acquired Fund Shareholders holding certificates representing their ownership of Acquired Fund Shares surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Acquired Fund may require (collectively, an "Affidavit"), to the Acquired Fund prior to the Closing Date. Any Acquired Fund Share certificate that remains outstanding on the Closing Date shall be deemed to be cancelled, shall no longer show evidence of ownership of Acquired Fund Shares and shall not evidence ownership of any Reorganization Shares. Unless and until any such certificate shall be so surrendered or an Affidavit relating thereto shall be delivered, any dividends and other distributions payable by the Surviving Fund subsequent to the Closing Date with respect to the Reorganization Shares allocable to a holder of such certificate(s) shall be paid to such holder, but such holder may not redeem or transfer such Reorganization Shares.


1.5 Any transfer taxes payable upon issuance of the Reorganization Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Reorganization Shares are to be issued and transferred.


1.6 The legal existence of the Acquired Fund shall be terminated promptly following the Liquidation Date.


2.  VALUATION


2.1 The net asset value of each class of the Reorganization Shares and the net value of the Assets shall in each case be determined as of the close of business (4:00 p.m. Boston time) on the Closing Date (the "Valuation Time"). The net asset value of each class of the Reorganization Shares shall be computed by State Street Bank and Trust Company (the "Custodian"), as custodian and pricing agent for the Surviving Fund, using the valuation procedures set forth in the Trust's Declaration of Trust ("the Declaration of Trust") or Master Amended and Restated By-Laws (the "By-Laws") and the Surviving Fund's then-current prospectus and statement of additional information (collectively, the "Surviving Fund Valuation Procedures"), to not less than two decimal places. The net value of the Assets shall be computed by the Custodian, as custodian and pricing agent for the Acquired Fund, by calculating the value of the Assets and subtracting therefrom the amount of the Liabilities, using the valuation procedures set forth in the Declaration of Trust or By-Laws and the Acquired Fund's then-current prospectus and statement of additional information (collectively, the "Acquired Fund Valuation Procedures"). The determinations of the Custodian shall be conclusive and binding on all parties in interest; provided, however, that, in computing each Fund's net asset value in accordance with this paragraph 2.1, any fair value determination required to be made by the Surviving Fund Valuation Procedures or Acquired Fund Valuation Procedures with respect to a portfolio security or other asset of either Fund shall be made in accordance with the applicable Fund's Valuation Procedures, and any such fair value determinations shall be conclusive and binding on the Custodian and all parties in interest.


2.2 The number of each class of Reorganization Shares (including fractional shares, if any, rounded to the third decimal place) the Surviving Fund shall issue pursuant to paragraph 1.1(b) hereof shall be as follows: (a) the number of Class A Reorganization Shares shall be determined by dividing the net value of the Assets (computed as set forth in paragraph 2.1 hereof) (the "Acquired Fund Value") attributable to the Class A Acquired Fund Shares by the net asset value of a Class A Reorganization Share (computed as set forth in such paragraph); (b) the number of Class B Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class B Acquired Fund Shares by the net asset value of a Class B Reorganization Share (as so computed); (c) the number of Class C Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class C Acquired Fund Shares by the net asset value of a Class C Reorganization Share (as so computed); (d) the number of Class I Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class I Acquired Fund Shares by the net asset value of a Class I Reorganization Share (as so computed); (e) the number of Class R1 Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class R1 Acquired Fund Shares by the net asset value of a Class R1 Reorganization Share (as so computed); (f) the number of Class R2 Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class R2 Acquired Fund Shares by the net asset value of a Class R2 Reorganization Share (as so computed); (g) the number of Class R3 Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class R3 Acquired Fund Shares by the net asset value of a Class R3 Reorganization Share (as so computed); and (h) the number of Class R4 Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class R4 Acquired Fund Shares by the net asset value of a Class R4 Reorganization Share (as so computed).


2.3 Except for certain fair value determinations as described in paragraph 2.1 hereof, all computations of value shall be made by the Custodian in its capacity as pricing agent for the Surviving Fund and the Acquired Fund, as applicable, and in accordance with its regular practice in pricing the shares and assets of the Surviving Fund and the Acquired Fund, as applicable, using the relevant Fund's Valuation Procedures.


3.  CLOSING AND CLOSING DATE


3.1 The Closing Date shall be June 20, 2014 or such other date on or before August 15, 2014 as the parties may agree. The Closing shall be held at 5:00 p.m., Boston time, at the offices of the Trust, 111 Huntington Avenue, Boston, Massachusetts 02199, or at such other time and/or place as the parties may agree.

3.2 Portfolio securities shall be transferred by the Acquired Fund to the Custodian for the account of the Surviving Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the US Treasury Department's book-entry system or by the Depository Trust Company or other third-party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5, or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the "1940 Act") and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency, certified or official bank check or federal fund wire, payable to the order of "State Street Bank and Trust Company, Custodian for the MFS Lifetime Retirement Income Fund" or in the name of any successor organization.

3.3 If on the Closing Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that accurate appraisal of the net value of the Assets or the net asset value of each class of the Reorganization Shares is impracticable, the Closing Date shall be postponed until the next business day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored on or before August 15, 2014, this Plan may be terminated by either Fund upon the giving of written notice to the other.


3.4 The Acquired Fund shall deliver at the Closing a list of the names, addresses, federal taxpayer identification numbers and backup withholding and nonresident alien withholding status of the Acquired Fund Shareholders and the number of outstanding Acquired Fund Shares owned by each such shareholder, all as of the close of business on the Closing Date (the "Shareholder List"). The Surviving Fund shall issue and deliver to the Acquired Fund a confirmation evidencing the Reorganization Shares credited on the Liquidation Date, or provide evidence satisfactory to the Acquired Fund that such Reorganization Shares have been credited to the Acquired Fund's account on the books of the Surviving Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.


4.  REPRESENTATIONS AND WARRANTIES


4.1 The Acquired Fund represents and warrants to the Surviving Fund, as follows:


(a) The Trust is a business trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and, subject to approval by the shareholders of the Acquired Fund, to carry out its obligations under this Plan. Neither the Trust nor the Acquired Fund is required to qualify to do business in any other jurisdiction. This Plan has been duly authorized by the Trust, subject to the approval of the shareholders of the Acquired Fund. The Trust has all necessary federal, state and local authorizations to own all of the properties and assets of the Trust and to carry on its business as now being conducted;


(b) The Trust is a duly registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act is in full force and effect; and the Acquired Fund is a separate series of the Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust and By-Laws and the laws of The Commonwealth of Massachusetts;


(c) The Trust is not, and the execution, delivery and performance of this Plan by the Trust will not result in violation of any provision of the Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust or the Acquired Fund is a party or by which the Trust or the Acquired Fund is bound;


(d) The Acquired Fund has no material contracts or other commitments (other than this Plan and agreements for the purchase and sale of securities entered into in the ordinary course of business and consistent with the Acquired Fund's obligations under this Plan) that will not be terminated at or prior to the Closing Date and no such termination will result in liability to the Trust or the Acquired Fund (or the Surviving Fund);


(e) Except as otherwise disclosed in writing to and accepted by the Trust, on behalf of the Surviving Fund, no material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or, to the knowledge of the Trust or the Acquired Fund, threatened against the Trust or the Acquired Fund or any of its properties or assets. Neither the Trust nor the Acquired Fund know of facts that might form the basis for the institution of such proceedings, and neither the Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects their business or their ability to consummate the transactions herein contemplated;


(f) The statement of assets and liabilities, including the schedule of portfolio investments, of the Acquired Fund as of April 30, 2013, and the related statement of operations for the fiscal year then ended, and the statement of changes in net assets for the fiscal years ended April 30, 2013 and April 30, 2012 (copies of which have been furnished to the Surviving Fund) have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, and present fairly in all material respects the financial position of the Acquired Fund as of April 30, 2013 and the results of its operations and changes in net assets for the respective stated periods in accordance with accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Acquired Fund as of the respective dates thereof not disclosed therein;


(g) Since April 30, 2013, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Trust, on behalf of the Surviving Fund. For the purposes of this subparagraph
(h), a decline in net asset value per Acquired Fund Share resulting from losses upon the disposition of investments or from changes in the value of investments held by the Acquired Fund, or a distribution or a payment of dividends shall not constitute a material adverse change;


(h) As of the Closing Date, the Acquired Fund will have, within the times and in the manner prescribed by law, properly filed all required federal and other tax returns and reports which, to the knowledge of the Trust's officers, are required to have been filed by the Acquired Fund by such date and all such returns and reports were complete and accurate in all material respects. The Acquired Fund has timely paid or will timely pay, in the manner prescribed by law, all federal and other taxes shown to be due on said returns or on any assessments received by the Acquired Fund. All tax liabilities of the Acquired Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquired Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state, local or other tax authority for taxes in excess of those already paid;


(i) For each taxable year of its operations and since its inception, for federal income tax purposes, the Acquired Fund has satisfied, and for the current taxable year it will satisfy, the requirements of Subchapter M of the Code for qualification and treatment as a "regulated investment company," and the provisions of sections 851 through 855 of the Code have applied and will continue to apply to Acquired Fund for each taxable year since its inception, for the remainder of its current taxable year beginning May 1, 2013 and ending on April 30, 2014 and for the short taxable beginning on May 1, 2014 and ending on the Closing Date;


The Acquired Fund will declare to the Acquired Fund shareholders of record on or prior to the Closing Date a dividend or dividends which together with all previous such dividends shall have the effect of distributing to the Acquired Fund shareholders (a) all of the excess of (i) the Acquired Fund's investment income excludable from gross income under section 103(a) of the Code over (ii) the Acquired Fund's deductions disallowed under sections 265 and 171(a)(2) of the Code, (b) all of the Acquired Fund's investment company taxable income as defined in section 852 of the Code, (computed in each case without regard to any deduction for dividends paid), and (c) all of the Acquired Fund's net realized capital gain (after reduction for any capital loss carry forward) in each case for the both the taxable year ending on April 30, 2014 and the short taxable year beginning on May 1, 2014 and ending on the Closing Date. Such dividends will be made to ensure continued qualification of the Acquired Fund as a "regulated investment company" for tax purposes and to eliminate fund-level tax;


(i) The authorized capital of the Trust consists of an unlimited number of shares, currently divided into twelve series and, with respect to the Acquired Fund, into eight classes at the date hereof. All issued and outstanding Acquired Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Trust (except as described in the Acquired Fund's current prospectus and statement of additional information). All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the Shareholder List. The Trust does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares;


(j) Except as previously disclosed to the Trust, at the Closing Date the Acquired Fund will have good and marketable title to the Assets and full right, power and authority to sell, assign, transfer, convey and deliver the Assets hereunder, and upon delivery and payment for the Assets, the Surviving Fund will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act");


(k) The execution, delivery and performance of this Plan have been duly authorized by all necessary action on the part of the Trust, on behalf of the Acquired Fund (with the exception of the approval of this Plan by the Acquired Fund's shareholders holding at least a majority of the outstanding voting securities (as defined by the 1940 Act) of the Acquired Fund), and this Plan constitutes a valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, subject to the approval of such shareholders and, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;


(m) The information to be furnished by the Acquired Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations thereunder applicable thereto;


(n) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust, on behalf of the Acquired Fund, of the transactions contemplated by this Plan, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder (collectively, the "Acts"), and such as may be required under state securities laws;


(o) All of the issued and outstanding Acquired Fund Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Surviving Fund;


(p) The then current prospectus and statement of additional information of the Acquired Fund, as supplemented and updated from time to time, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder on the Closing Date and will not on any of such dates include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and


(q) The Acquired Fund incurred the Liabilities in the ordinary course of its business.


4.2 The Surviving Fund represents and warrants to the Acquired Fund, as follows:


(a) The Trust is a business trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and to carry out its obligations under this Plan. Neither the Trust nor the Surviving Fund is required to qualify to do business in any other jurisdiction. This Plan has been duly authorized by the Trust on behalf of the Surviving Fund. The Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;


(b) The Trust is a duly registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and the Surviving Fund is a separate series of the Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust and By-Laws and the laws of The Commonwealth of Massachusetts;


(c) At the Closing Date, the Surviving Fund will have good and marketable title to its assets;


(d) The Trust is not, and the execution, delivery and performance of this Plan will not result, in violation of the Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust or the Surviving Fund is a party or by which the Trust or the Surviving Fund is bound;


(e) Except as otherwise disclosed in writing to and accepted by the Trust, on behalf of the Acquired Fund, no material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or, to the knowledge of the Trust or the Surviving Fund, threatened against the Trust or the Surviving Fund or any of its properties or assets. Neither the Trust nor the Surviving Fund know of facts that might form the basis for the institution of such proceedings, and neither the Trust nor the Surviving Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects their business or their ability to consummate the transaction herein contemplated;


(f) The statement of assets and liabilities, including the schedule of portfolio investments, of the Surviving Fund as of April 30, 2013, and the related statement of operations for the fiscal year then ended, and the statement of changes in net assets for the fiscal years ended April 30, 2013 and April 30, 2014 (copies of which have been furnished to the Acquired Fund) have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, and present fairly in all material respects the financial position of the Surviving Fund as of April 30, 2013 and the results of its operations and changes in net assets for the respective stated periods in accordance with accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Surviving Fund as of the respective dates thereof not disclosed therein;


(g) Since August 31, 2013, there has not been any material adverse change in the Surviving Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this subparagraph (i), a decline in net asset value per Surviving Fund Share resulting from losses upon the disposition of investments or from changes in the value of investments held by the Surviving Fund, or a distribution or a payment of dividends, shall not constitute a material adverse change;


(h) As of the Closing Date, the Surviving Fund, will have, within the times and in the manner prescribed by law, properly filed all federal and other tax returns and reports which, to the knowledge of the officers of the Trust, are required to be filed by the Surviving Fund by such date, and all such returns and reports were complete and accurate in all material respects. The Surviving Fund has timely paid or will timely pay, in the manner prescribed by law, all federal and other taxes shown to be due on said returns or on any assessments received by the Surviving Fund. All tax liabilities of the Surviving Fund have been adequately provided for on its books, and no tax deficiency or liability of the Surviving Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state, local or other tax authority for taxes in excess of those already paid;


(i) For each taxable year of its operations since its inception, for federal income tax purposes, the Surviving Fund has satisfied, and for the current taxable year it will satisfy, the requirements of Subchapter M of the Code for qualification and treatment as a "regulated investment company", and the provisions of sections 851 through 855 of the Code have applied and will continue to apply to the Surviving Fund for each taxable year since its inception, for the remainder of its current taxable year beginning May 1, 2013 and April 30, 2014 and the short taxable year beginning May 1, 2014 and ending on the Closing Date;


(j) The authorized capital of the Trust consists of an unlimited number of shares, currently divided into twelve series and, with respect to the Surviving Fund, into eight classes at the date hereof. All issued and outstanding Surviving Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Surviving Fund (except as described in the Surviving Fund's current prospectus and statement of additional information). The Surviving Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Surviving Fund Shares, nor is there outstanding any security convertible into any such shares;


(k) The execution, delivery and performance of this Plan have been duly authorized by all necessary action on the part of the Trust, on behalf of the Surviving Fund, and this Plan constitutes a valid and binding obligation of the Surviving Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;


(l) The Reorganization Shares to be issued and delivered to the Acquired Fund pursuant to the terms of this Plan will be duly authorized at the Closing Date and, when so issued and delivered, will be duly and validly issued Surviving Fund Shares and will be fully paid and nonassessable by the Surviving Fund (except as described in the Surviving Fund's current prospectus and statement of additional information);


(m) The information to be furnished by the Surviving Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations applicable thereto;


(n) The Trust, on behalf of the Surviving Fund, agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws or other securities laws as it may deem appropriate in order to continue its operations and the operations of the Surviving Fund after the Closing Date;


(o) All of the Surviving Fund's issued and outstanding Surviving Fund Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquired Fund;


(p) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Surviving Fund, of the transactions contemplated by this Plan, except such as have been obtained under the Acts and such as may be required under state securities laws; and


(q) No consideration other than Reorganization Shares (and the Surviving Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization.


5.  COVENANTS


5.1 Each Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions.


5.2 The Trust covenants that the Reorganization Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Plan.


5.3 The Trust will provide such information as the Surviving Fund reasonably requests concerning the ownership of Acquired Fund Shares, including the information specified in paragraph 3.4 hereof.


5.4 Subject to the provisions of this Plan, the Trust, on behalf of each of the Acquired Fund and the Surviving Fund, will take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.


5.5 The Trust, on behalf of the Acquired Fund, will furnish to the Surviving Fund on the Closing Date the Statement of Assets and Liabilities. As promptly as practicable, but in any case within 60 days after the Closing Date, the Trust, on behalf of the Acquired Fund, or its designee will furnish to the Surviving Fund in such form as is reasonably satisfactory to the Surviving Fund a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carry forwards and other items that the Surviving Fund will succeed to and take into account as a result of Section 381 of the Code.


6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST ON BEHALF OF THE ACQUIRED
FUND


The obligations of the Trust, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be, at its election, subject to the performance by the Surviving Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:


6.1 All representations and warranties of the Trust, on behalf of the Surviving Fund, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;


6.2 The Trust, on behalf of the Surviving Fund, shall have delivered to the Acquired Fund on the Closing Date a certificate executed in its name by its President, Vice President, Secretary or Assistant Secretary and Treasurer, Deputy Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Surviving Fund, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and that the Trust and the Surviving Fund shall have complied with all covenants and agreements and satisfied all conditions on their parts to be performed or satisfied under this Plan at or prior to the Closing Date, and as to such other matters as the Acquired Fund shall reasonably request; and


6.3 The Acquired Fund shall have received on the Closing Date a favorable opinion from Susan A. Pereira, Senior Counsel and Vice President of Massachusetts Financial Services Company ("MFS"), the Surviving Fund's investment adviser, dated as of the Closing Date, in a form satisfactory to the Acquired Fund to the effect that:


(a) The Trust is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as currently conducted. The Surviving Fund is a separate series of the Trust duly constituted in accordance with the Declaration of Trust and By-Laws;


(b) this Plan has been duly authorized, executed and delivered by the Surviving Fund and, assuming due authorization, execution and delivery of this Plan by the Trust on behalf of the Acquired Fund, is a valid and binding obligation of the Trust and the Surviving Fund enforceable against the Trust and the Surviving Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;


(c) assuming that consideration therefor of not less than the net asset value thereof has been paid, the Reorganization Shares to be issued and delivered to the Acquired Fund on behalf of the Acquired Fund Shareholders as provided by this Plan are duly authorized and upon such issuance and delivery will be validly issued and outstanding and fully paid and nonassessable by the Surviving Fund (except as described in the Surviving Fund's current prospectus and statement of additional information), and no shareholder of the Surviving Fund has any preemptive right to subscription or purchase in respect thereof pursuant to any federal or Massachusetts law or the Declaration of Trust or By-Laws;


(d) the execution and delivery of this Plan did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or By-Laws, or any material provision of any agreement (known to such counsel) to which the Trust or the Surviving Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment or decree to which the Trust or the Surviving Fund is a party or by which it is bound;


(e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust or the Surviving Fund of the transactions contemplated herein, except such as have been obtained under the Acts and such as may be required under state securities laws;


(f) to the knowledge of such counsel, the Trust is a duly registered investment company and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and


(g) except as may have been previously disclosed by the Trust, on behalf of the Surviving Fund, in writing to the Acquired Fund, to the knowledge of such counsel, no material litigation or administrative proceeding or investigation of or before any court or governmental body currently is pending or threatened as to the Trust or the Surviving Fund or any of their properties or assets, and neither the Trust nor the Surviving Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.


Such opinion may state that such opinion is solely for the benefit of the Trust, the Acquired Fund, its Board of Trustees and its officers. Such opinion shall also include such other matters incidental to the transaction contemplated hereby as the Acquired Fund may reasonably request.


7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST ON BEHALF OF THE SURVIVING FUND


The obligations of the Trust, on behalf of the Surviving Fund, to complete the transactions provided for herein shall be, at its election, subject to the performance by the Trust, on behalf of the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:


7.1 All representations and warranties of the Trust, on behalf of the Acquired Fund, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;


7.2 The Trust, on behalf of the Acquired Fund, shall have delivered to the Surviving Fund the Statement of Assets and Liabilities, together with a list of the Acquired Fund's portfolio securities showing the federal income tax bases of and holding periods for such securities as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Trust;


7.3 The Trust, on behalf of the Acquired Fund, shall have delivered to the Surviving Fund on the Closing Date a certificate executed in its name by its President, Vice President, Secretary or Assistant Secretary and Treasurer, Deputy Treasurer or Assistant Treasurer, in form and substance satisfactory to the Surviving Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Trust, on behalf of the Acquired Fund, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and that the Acquired Fund shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Plan at or prior to the Closing Date, and as to such other matters as the Surviving Fund shall reasonably request;


7.4 The Surviving Fund shall have received on the Closing Date a favorable opinion from Brian E. Langenfeld, Senior Counsel and President of MFS, the Acquired Fund's investment adviser, dated as of the Closing Date, in a form satisfactory to the Surviving Fund to the effect that:


(a) The Trust is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as currently conducted. The Acquired Fund is a separate series of the Trust duly constituted in accordance with the Declaration of Trust and By-Laws;


(b) this Plan has been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery of this Plan by the Trust, on behalf of the Surviving Fund, is a valid and binding obligation of the Trust and the Acquired Fund enforceable against the Trust and the Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;


(c) The Trust, on behalf of the Acquired Fund, has power to sell, assign, convey, transfer and deliver the assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Plan, the Acquired Fund will have duly, sold, assigned, conveyed, transferred and delivered such assets to the Surviving Fund;


(d) the execution and delivery of this Plan did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or By-Laws, or any material provision of any agreement (known to such counsel) to which the Trust or the Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment or decree to which the Trust or the Acquired Fund is a party or by which it is bound;


(e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the transactions contemplated herein, except such as have been obtained under the Acts and such as may be required under state securities laws;


(g) assuming that consideration therefor of not less than the net asset value and the par value thereof has been paid, and assuming that such shares were issued in accordance with the terms of the Acquired Fund's registration statement or any amendment thereto in effect at the time of such issuance, all issued and outstanding shares of the Acquired Fund are validly issued and outstanding and fully paid and nonassessable (except as described in the Acquired Fund's current prospectus and statement of additional information);


(h) to the knowledge of such counsel, the Trust is a duly registered investment company and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and


(i) except as may have been previously disclosed by the Trust on behalf of the Acquired Fund, in writing to the Surviving Fund, to the knowledge of such counsel, no material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or threatened as to the Trust or the Acquired Fund or any of the Acquired Fund's properties or assets, and the Trust is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.


Such opinion may state that such opinion is solely for the benefit of the Trust, the Surviving Fund, its Board of Trustees and its officers. Such opinion shall also include such other matters incidental to the transaction contemplated hereby as the Surviving Fund may reasonably request.


7.5 The assets of the Acquired Fund to be acquired by the Surviving Fund will include no assets which the Surviving Fund, by reason of limitations contained in the Declaration of Trust or of investment restrictions disclosed in the Surviving Fund's prospectus and statement of additional information in effect on the Closing Date, may not properly acquire.


8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST ON BEHALF OF THE SURVIVING FUND AND THE ACQUIRED FUND


The obligations of the Trust, on behalf of the Acquired Fund, hereunder are, at the option of the Surviving Fund, and the obligations of the Trust, on behalf of the Surviving Fund, hereunder are, at the option of the Acquired Fund, each subject to the further conditions that on or before the Closing Date:


8.1 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;


8.2 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by the Surviving Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either the Surviving Fund or the Acquired Fund may waive any such conditions for itself, respectively;


8.3 The Acquired Fund shall have declared to Acquired Fund shareholders of record on or prior to the Closing Date a dividend or dividends which together with all previous such dividends shall have the effect of distributing to the Acquired Fund shareholders (a) all of the excess of (i) the Acquired Fund's investment income excludable from gross income under section 103(a) of the Code over (ii) the Acquired Fund's deductions disallowed under sections 265 and 171(a)(2) of the Code, (b) all of the Acquired Fund's investment company taxable income as defined in section 852 of the Code, (computed in each case without regard to any deduction for dividends paid), and (c) all of the Acquired Fund's net realized capital gain (after reduction for any capital loss carry forward) in each case for the taxable years ending on April 30, 2013 and April 30, 2014 and the short taxable year beginning on May 1, 2014 and ending on the Closing Date;


8.6 The Trust, on behalf of both the Acquired Fund and the Surviving Fund, shall have received an opinion of Ropes & Gray LLP ("Tax Counsel"), reasonably satisfactory to them, as to the federal income tax consequences mentioned below (the "Tax Opinion"). In rendering the Tax Opinion, Tax Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Plan, which Tax Counsel may treat as representations and warranties made to it, and in separate letters addressed to Tax Counsel and certificates delivered pursuant to this Plan. The Tax Opinion shall be substantially to the effect that, although not free from doubt, based on the existing provisions of the Code, Treasury regulations, current administrative rules, and court decisions, on the basis of the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Plan, for federal income tax purposes:


(a) the Reorganization will constitute a reorganization within the meaning of
Section 368(a) of the Code, and the Surviving Fund and the Acquired Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code;


(b) no gain or loss will be recognized by the Surviving Fund upon the receipt of the Assets of the Acquired Fund in exchange for Reorganization Shares and the assumption by the Surviving Fund of the Liabilities of the Acquired Fund;


(c) the basis in the hands of the Surviving Fund of the Assets of the Acquired Fund transferred to the Surviving Fund in the Transaction will be the same as the basis of such Assets in the hands of the Acquired Fund immediately prior to the transfer;


(d) the holding periods of the Assets of the Acquired Fund in the hands of the Surviving Fund will include the periods during which such Assets were held by the Acquired Fund;


(e) no gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's Assets to the Surviving Fund in exchange for the Reorganization Shares and the assumption by the Surviving Fund of the Liabilities of the Acquired Fund, or upon the distribution of the Reorganization Shares by the Acquired Fund to its shareholders in liquidation pursuant to this Plan;


(f) no gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for Reorganization Shares;


(g) the aggregate basis of the Reorganization Shares that an Acquired Fund Shareholder receives in connection with the Reorganization will be the same as the aggregate basis of his or her Acquired Fund shares exchanged therefore;


(h) an Acquired Fund Shareholder's holding period for his or her Reorganization Shares will be determined by including the period for which he or she held the Acquired Fund shares exchanged therefore, provided that he or she held such Acquired Fund shares as capital assets; and


(i) the Surviving Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.


Notwithstanding the above, the Tax Opinion will state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Acquired Fund Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles. The Trust agrees to make and provide additional representations to Tax Counsel with respect to the Surviving Fund and the Acquired Fund that are reasonably necessary to enable Tax Counsel to deliver the Tax Opinion. Notwithstanding anything herein to the contrary, the Trust may not waive in any material respect the condition set forth in this paragraph 8.6.


8.7 The Board of Trustees of each Fund shall have determined, with respect to each Fund, that the Reorganization is in the best interests of the Fund and is not dilutive of the interests of the Fund's existing shareholders and, based on such determinations, shall have approved this Plan and the transactions contemplated thereby.


9. BROKERAGE FEES AND EXPENSES; CONTINGENT DEFERRED SALES CHARGES; CERTAIN TAX MATTERS; CERTAIN RECORDS


9.1 The Surviving Fund and the Acquired Fund each represents and warrants to the other that there are no brokers or finders entitled to receive any payments from either party to this Plan in connection with the transactions provided for herein.


9.2 Each Fund will be liable for its own expenses incurred in connection with entering into and carrying out the provisions of this Plan, whether or not the Reorganization is consummated.


9.3 Reorganization Shares issued in connection with the Reorganization will not be subject to any initial sales charge; however, if any Acquired Fund Shares are at the Closing Date subject to a contingent deferred sales charge (a "CDSC"), the Surviving Fund CDSC schedule and the methodology of aging such shares as set forth in the Surviving Fund Prospectus will apply to the Reorganization Shares issued in respect of such Acquired Fund Shares, and the Reorganization Shares received by Acquired Fund Shareholders pursuant to paragraph 1.4 hereof will, for purposes of calculating the CDSC, if applicable, be treated as if purchased on the original date of purchase of such Acquired Fund Shares.


9.4 The Trust agrees that it or its designee shall, on behalf of the Acquired Fund, file or furnish all federal, state and other tax returns, forms and reports, including information returns and payee statements, if applicable, of the Acquired Fund required by law to be filed or furnished by such dates as required by law to be filed or furnished, and shall provide such other federal and state tax information to shareholders of the Acquired Fund as has been customarily provided by the Acquired Fund, all with respect to the fiscal period commencing May 1, 2014 and ending on the Closing Date.


9.5 The Trust, on behalf of the Acquired Fund, agrees that it or its designee shall deliver to the Surviving Fund, on the Closing Date or as soon thereafter as possible: (a) Acquired Fund shareholder statements and tax forms (i.e., Forms
1099) for the taxable years ended April 30, 2012, April 30, 2013 and April 30, 2014, and the short taxable year commencing on May 1, 2014 and ending on the Closing Date (all on microfilm or microfiche, if available); (b) detailed records indicating the status of all certificates representing ownership of the Acquired Fund Shares issued since inception of the Acquired Fund (e.g., indicating whether the certificates are outstanding or cancelled); and, if applicable, (c) for each Acquired Fund Shareholder, a record indicating the dollar amount of such shareholder's Acquired Fund Share holdings as of such date representing that portion of such holdings subject to a CDSC as of such date and that portion of such holdings not subject to a CDSC as of such date, together with such other information with respect thereto as the Surviving Fund may reasonably request.


10.  ENTIRE AGREEMENT


The Surviving Fund and the Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein or referred to in
Article 4 hereof or required in connection with paragraph 8.6 hereof and that this Plan constitutes the entire agreement between the parties.


11.  TERMINATION


11.1 This Plan may be terminated by the mutual agreement of the Surviving Fund and the Acquired Fund. In addition, either party may at its option terminate this Plan unilaterally at or prior to the Closing Date because of:


(a) a material breach by the other of any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or


(b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and that reasonably appears will not or cannot be met.


11.2 In the event of any such termination, there shall be no liability for damages on the part of the Trust, the Surviving Fund or the Acquired Fund, or their respective trustees or officers, to the other party or its trustees or officers, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Plan.


12.  AMENDMENTS


This Plan may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Fund and the Surviving Fund; provided, however, that following the Meeting, no such amendment may have the effect of changing the provisions for determining the number of Reorganization Shares to be issued to the Acquired Fund Shareholders under this Plan to their detriment without their further approval; and provided further that nothing contained in this Article 12 shall be construed to prohibit the parties from amending this Plan to change the Closing Date.


13.  NOTICES


Any notice, report, statement or demand required or permitted by any provisions of this Plan shall be in writing and shall be personally delivered or given by facsimile or certified mail addressed to the Trust, on behalf of the MFS Lifetime 2010 Fund or the MFS Lifetime Retirement Income Fund (as applicable), 111 Huntington Avenue, Boston, Massachusetts 02199, Attention: Assistant Secretary.


14.  MISCELLANEOUS


14.1 The article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.


14.2 This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.


14.3 This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.


14.4 A copy of the Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Acquired Fund acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Surviving Fund's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Surviving Fund in accordance with its proportionate interest hereunder. The Acquired Fund further acknowledges that the assets and liabilities of each series of the Surviving Fund are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Surviving Fund.


14.5 A copy of the Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Surviving Fund acknowledges that the obligations of or arising out of this instrument are not binding upon any of Acquired Fund's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Acquired Fund in accordance with its proportionate interest hereunder. The Surviving Fund further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations arising out of this instrument are binding solely upon the assets or property of the Acquired Fund.


14.6 Notwithstanding Article 12 of this Plan, but subject to the first proviso contained therein, either party to this Plan, with the consent of its President, Vice President, Secretary or Assistant Secretary, may waive any condition (other than that contained in paragraph 8.6 hereof) or covenant to which the other party is subject or may modify such condition or covenant in a manner deemed appropriate by any such officer.